Exhibit 24.1

                                POWER OF ATTORNEY


           The undersigned, General Electric Capital Services, Inc., a Delaware corporation (hereinafter referred to as the "Corporation") does hereby make, constitute and appoint the persons listed below as the Corporation's true and lawful agent and attorney-in-fact (hereinafter referred to as the "Attorney") to act either together or alone in the name and on behalf of the Corporation for and with respect to the matters hereinafter described.

Name of Attorney:

                Michael A. Gaudino                      Jack Campo
                James C. Ungari                         Barbara J. Gould
                Preston H. Abbott                       Ivan Fong
                Barbara A. Lane                         Alex Urquhart
                Leon E. Roday                           Amy Fisher
                Alan Lewis                              Mark Kaplow
                Ward Bobitz                             Eileen Brumback
                Patricia Merrill                        Barbara Daniele
                Michael Pastore                         Carlos Carrasquillo
                Ronald Herman                           Anthony DiGiacomo
                Frank Ertl                              Kevin Korsh
                William Carstanjen

           Each Attorney shall have the power and authority to do the following:

           To execute and deliver any Schedule 13D, Schedule 13G or Forms 3, 4 and 5 or any amendments thereto required to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 on behalf of the Corporation with regard to any securities owned by the Corporation, General Electric Capital Corporation or any of their subsidiaries.

           And, in connection with the foregoing, to execute and deliver all documents, acknowledgments, consents and other agreements and to take such further action as may be necessary or convenient for the Corporation in order to more effectively carry out the intent and purpose of the foregoing.

           Agreements, commitments, documents, instruments and other writings executed by the Attorney in accordance with the terms hereof shall be binding upon the Corporation without attestation and without affixation of the seal of the Corporation. The Power of Attorney conferred hereby shall not be delegable by any Attorney. The Attorney shall serve without compensation for acting in the capacity of agent and attorney-in-fact hereunder.

           Unless revoked by the Corporation, this Power of Attorney shall be governed under the laws of the State of New York and the authority of the Attorney hereunder shall terminate on December 31, 2005.

           This Power of Attorney supersedes in its entirety the Power of Attorney granted by the Corporation on November 14, 2004 that was scheduled to expire on February 6, 2005.

           IN WITNESS WHEREOF, the Corporation has caused the Power of Attorney to be executed, attested and its corporate seal to be affixed pursuant to authority granted by the Corporation's board of directors, as of the 7th day of February 2005.



                                        General Electric Capital Services, Inc.
(Corporate Seal)
                                        By: /s/ Brian T. McAnaney
                                            -----------------------------------
                                            Brian T. McAnaney, Vice President,
                                            General Counsel and Secretary

Attest:


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Assistant Secretary


























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